Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2006, with respect to the financial statements of TenFold Corporation, which appears in TenFold Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” in such prospectus.

/s/ Tanner LC

Salt Lake City, Utah
September 18, 2006